O’Neill Law Group PLLC		435 Martin Street, Suite 1010
Blaine, WA 98230

Stephen F.X. O’Neill*	Christian I. Cu**	Telephone: (360) 332-3300
Facsimile: (360) 332-2291
E-mail: son@stockslaw.com

CONSENT OF LEGAL COUNSEL

We hereby consent to the inclusion of our legal opinion dated March 4, 2004 in Greenlite Ventures Inc.’s Registration Statement on Form SB-2, as amended (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading “Interests Of Named Experts And Counsel” in the Registration Statement.

Very truly yours,

“O’Neill Law Group PLLC”

O'NEILL LAW GROUP PLLC

May 26, 2005

*Washington and British Columbia Bars; ** Nevada, Washington and British Columbia Bars